ETF DISTRIBUTION AGREEMENT

This distribution agreement (the “Agreement”) dated February 28, 2025 with an effective date as set forth in Section 8(a) below and made by Russell Investments Exchange Traded Funds, a Delaware statutory trust (the “Trust”) having its principal place of business at 1301 Second Avenue, 18th Floor, Seattle, WA 98101, and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”) having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME 04101.

WHEREAS, the Trust is a registered open-end management investment company organized under the Investment Company Act of 1940, as amended (the “1940 Act”) with separate and distinct series (each series a “Fund”) registered with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Trust intends to create and redeem shares of beneficial interest (the “Shares”) of each Fund on a continuous basis and list the Shares on one or more national securities exchanges (together, the “Listing Exchanges”);

WHEREAS, the Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Trust desires to retain the Distributor to (i) act as the principal underwriter of the Funds with respect to the creation and redemption of Creation Units of each Fund, and (ii) hold itself available to review and approve orders for such Creation Units in the manner set forth in the Trust’s Prospectus; and

WHEREAS, the Distributor desires to provide the services described herein to the Trust subject to the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Appointment. The Trust hereby appoints the Distributor to serve as the principal underwriter of the Funds with respect to the creation and redemption of Creation Units of each Fund listed in Exhibit A hereto (as may be amended by the Trust from time to time on written notice to the Distributor) on the terms and for the period set forth in this Agreement and subject to the registration requirements of the federal securities laws and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a) “Prospectus” means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the SEC from time to time;

(b) “Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;

(c) All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3. Duties of the Distributor

(a) The Distributor agrees to serve as the principal underwriter of the Funds in connection with the review and approval of all purchase and redemption orders of Creation Units of each Fund by Authorized Participants that have executed an agreement with the Distributor and Transfer Agent (an “Authorized Participant Agreement” or “AP Agreement”). Nothing herein shall affect or limit the right and ability of the Transfer Agent to accept Fund Securities, Deposit Securities, and related Cash Components through or outside the Clearing Process, and as provided in and in accordance with the Registration Statement and Prospectus. The Trust acknowledges that the Distributor shall not be obligated to approve any certain number of orders for Creation Units.

(b) The Distributor agrees to use commercially reasonable efforts to provide the following services to the Trust with respect to the continuous distribution of Creation Units of each Fund: (i) at the request of the Trust, the Distributor shall enter into Authorized Participant Agreements between and among Authorized Participants, the Distributor and the Transfer Agent, for the purchase and redemption of Creation Units of the Funds, (ii) the Distributor shall approve and maintain copies of confirmations of Creation Unit purchase and redemption order acceptances; (iii) to the extent required by law, the Distributor will deliver copies of the initial Prospectus (and will deliver any amendments to the Prospectus to the extent that such amendments are provided to the Distributor by the Fund) to purchasers of such Creation Units and, upon request, the Statement of Additional Information; and (iv) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

(c) The Distributor shall ensure that all direct requests to Distributor for Prospectuses, Statements of Additional Information, product descriptions and periodic fund reports, as applicable, are fulfilled.

(d) The Distributor agrees to make available, at the Trust’s request, one or more members of its staff to attend, either via telephone or in person, Board meetings of the Trust in order to provide information with regard to the Distributor’s services hereunder and for such other purposes as may be requested by the Board of Trustees of the Trust.

(e) Distributor shall review and approve, prior to use, all Trust marketing materials (“Marketing Materials”) for compliance with SEC and FINRA advertising rules and will file all Marketing Materials required to be filed with FINRA. The Distributor agrees to furnish to the Trust’s investment adviser any comments provided by FINRA with respect to such materials.

(f) The Distributor shall not offer any Shares and shall not approve any creation or redemption order hereunder if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Trust’s obligation to redeem or repurchase any Shares from any shareholder in accordance with provisions of the Prospectus or Registration Statement.

(g) The Distributor shall work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

(h) The Distributor agrees to maintain and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act. The Distributor agrees that all records which it maintains pursuant to the 1940 Act for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; provided, however, that Distributor may retain all such records required to be maintained by Distributor pursuant to applicable FINRA or SEC rules and regulations.

(i) The Distributor agrees to maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s Chief Compliance Officer or Board of Trustees.

(j) The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor’s use.

(k) The Distributor will promptly forward any complaints concerning the Trust received by the Distributor to the Trust, assist in resolving such complaints to the extent any such complaints relate to the Distributor’s responsibilities as the distributor for the Funds and maintain a log of such complaints to the extent required by applicable law.

4. Duties of the Trust.

(a) The Trust agrees to create, issue, and redeem Creation Units of each Fund in accordance with the procedures described in the Prospectus. Upon reasonable notice to the Distributor and in accordance with the procedures described in the Prospectus, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.

(b) The Trust agrees that it will take all actions necessary to register an indefinite number of Shares under the 1933 Act.

(c) The Trust will make available to the Distributor such number of copies as Distributor may reasonably request of (i) its then currently effective Prospectus and Statement of Additional Information and product description, (ii) copies of semi-annual reports and annual audited reports of the Trust’s books and accounts made by independent public accountants regularly retained by the Trust, and (iii) such other publicly available information for use in connection with the distribution of Creation Units.

(d) The Trust shall inform the Distributor of any such jurisdictions in which the Trust has filed notice filings for Shares for sale under the securities laws thereof and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

(e) The Distributor acknowledges and agrees that the Trust reserves the right to suspend sales and the Distributor’s authority to review and approve orders for Creation Units on behalf of the Trust. Upon due notice to the Distributor, the Trust shall suspend the Distributor’s authority to review and approve Creation Units if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

(f) The Trust shall arrange to provide the Listing Exchanges with copies of Prospectuses, Statements of Additional Information, and product descriptions to be provided to purchasers in the secondary market.

(g) The Trust will make it known that Prospectuses and Statements of Additional Information and product descriptions are available by making sure such disclosures are in all marketing and advertising materials prepared by the Trust, to the extent required by applicable law.

5. Fees and Expenses.

(a) The Distributor shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from the Trust’s investment adviser related to its services hereunder or for additional services as may be agreed to between the Trust’s investment adviser and Distributor.

(b) The Trust shall bear the cost and expenses of: (i) the registration of the Shares for sale under the 1933 Act; and (ii) the registration or qualification of the Shares for sale under the securities laws of the various States.

(c) The Distributor shall pay (i) all expenses relating to Distributor’s broker-dealer qualification and registration under the 1934 Act; and (ii) the expenses incurred by the Distributor in connection with routine FINRA filing fees.

(d) Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Trust’s investment adviser with respect to any services performed under this Agreement, as may be agreed upon by the parties from time to time.

(e) The Trust shall bear any costs associated with printing Prospectuses, Statements of Additional Information and all other such materials.

6. Indemnification.

(a) The Trust agrees to indemnify and hold harmless the Distributor, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers, employees, agents and directors or such control persons, for purposes of this paragraph, a “Distributor Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) (“Losses”) that a Distributor Indemnitee may incur arising out of or based upon: (i) Distributor serving as distributor for the Trust pursuant to this Agreement (except Losses arising pursuant to the Distributor’s indemnification obligation in section 6(b) below); (ii) the allegation of any willful misfeasance, bad faith, or gross negligence of the Trust or any of its directors, officers, employees or affiliates in connection with its duties, representations, and responsibilities under this Agreement or by reason of reckless disregard of the obligations or duties of the Trust or such persons under this Agreement; (iii) any claim that the Registration Statement, Prospectus, Statement of Additional Information, product description, shareholder reports, Marketing Materials and advertisements specifically approved by the Trust and the Trust’s investment adviser or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, Statement of Additional Information and product description, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law (except Losses arising pursuant to the Distributor’s indemnification obligation in section 6(b) below); (iv) the breach by the Trust of any obligation, representation or warranty contained in this Agreement; or (v) the Trust’s failure to comply in any respect with applicable securities laws.

(b) The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its Trustees and officers and its controlling persons are collectively referred to as the “Trust Indemnitees”) against any Losses that a Trust Indemnitee may incur arising out of or based upon: (i) the allegation of any willful misfeasance, bad faith or gross negligence of the Distributor or any of its directors, officers, employees, agents or affiliates in connection with its duties, representations, and responsibilities as Distributor under this Agreement or by reason of reckless disregard of the obligations or duties of the Distributor or such persons under this Agreement; (ii) the breach of any obligation, representation or warranty contained in this Agreement by the Distributor; (iii) the Distributor’s failure to comply in any respect with applicable securities laws, including applicable FINRA regulations; or (iv) any claim that the Registration Statement, Prospectus, Statement of Additional Information, product description, shareholder reports, Marketing Materials, advertisements or any other information or materials relating to the Funds (as described in section 4(g)) or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, Statement of Additional Information and product description, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law, insofar as such statement or omission was made in reasonable reliance upon, and in conformity with information furnished to the Trust, in writing, by or on behalf of the Distributor.

In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.

(c) No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

(d) The Trust acknowledges and agrees that as part of its duties, Distributor will enter into AP Agreements. The APs may insert and require that Distributor agree to certain provisions in the AP Agreements that contain certain representations, undertakings and indemnification that are not included in the form-of AP Agreement (each such modified AP Agreement, a “Non-Standard AP Agreement”). Distributor acknowledges and agrees that execution of any Non-Standard AP Agreement requires prior written consent of the Trust.

To the extent that Distributor is requested or required to make any such representations, undertakings and/or indemnification mentioned above and the Trust’s written consent is obtained to the execution of such Non-Standard AP Agreement, the Trust shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) the Distributor’s actions or failures to act pursuant to any undertaking in such Non-Standard AP Agreement that is not included in the form-of AP Agreement; (b) any representations made by the Distributor in such Non-Standard AP Agreement to the extent that the Distributor is not required to make such representations in the form-of AP Agreement; or (c) any indemnification provided by the Distributor under such Non-Standard AP Agreement that is not included in the form-of AP Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the Trust or its shareholders to which the Distributor Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Distributor’s obligations or duties under the Non-Standard AP Agreement or by reason of Distributor’s reckless disregard of its obligations or duties under the Non-Standard AP Agreement.

(e) Notwithstanding anything contrary in this Agreement, neither party shall be liable under this Agreement to the other party for any punitive, consequential or special damages or losses.

7. Representations.

(a) The Distributor represents and warrants that:

1.

(i) it is duly organized as a Delaware limited liability company and is and at all times will remain duly authorized and licensed under applicable law to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; (iv) it is registered as a broker-dealer under the 1934 Act and is a member of FINRA, and agrees to comply with all applicable rules and regulations of FINRA and to promptly notify the Trust in the event that it is suspended or expelled from FINRA; and (v) it has in place compliance policies and procedures reasonably designed to prevent violations of the Federal Securities Laws as that term is defined in Rule 38a-1 under the 1940 Act.

2.

All activities by the Distributor and its agents and employees in connection with the services provided in this Agreement shall comply with the Registration Statement and Prospectus, the instructions of the Trust, and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the 1934 Act, including FINRA and the Listing Exchanges.

(b) The Distributor and the Trust each individually represent that its anti-money laundering program (“AML Program”), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records. Notwithstanding the foregoing, the Trust acknowledges that the Authorized Participants are not “customers” for the purposes of 31 CFR 1024.220.

(c) The Distributor and the Trust each individually represent and warrant that: (i) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation; and (ii) it will comply with all of the applicable terms and provisions of the 1934 Act.

(d) The Trust represents and warrants that:

1.

(i) it is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iv) entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound; (v) the Registration Statement and each Fund’s Prospectus have been prepared, and all Marketing Materials shall be prepared, in all material respects, in conformity with all applicable law, including without limitation, the 1933 Act, the 1940 Act and the rules and regulations of the SEC (the “Rules and Regulations”); (vi) the Registration Statement and each Fund’s Prospectus contain, and all Marketing Materials shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; (vii) all statements of fact contained in the Registration Statement and each Fund’s Prospectus, or to be contained in all Marketing Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, any Fund’s Prospectus, nor any Marketing Materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund’s Prospectus in light of the circumstances in which made, not misleading, except insofar as such statement or omission was made in reasonable reliance upon, and in conformity with information regarding the Distributor furnished to the Trust, in writing, by or on behalf of the Distributor; (viii) except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus; (ix) the Prospectus is effective or will be effective prior to offering of the Shares, no stop order of the SEC or any other federal, state or foreign regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted, or to its knowledge are being contemplated; (x) the Fund Shares, when issued and delivered against payment of consideration will be duly and validly authorized, issued fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (xi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of Fund shares, except the registration of the Fund Shares under the 1933 Act; (xii) Fund Shares will be listed on Listing Exchanges; (xiii) it will not name any Authorized Participant as an authorized participant and/or as underwriter in the Prospectus, Marketing Materials or on its or any Fund’s website without prior written consent of the Authorized Participant, unless such naming is required by law, rule or regulation; and

2.

it shall file such amendment or amendments to the Registration Statement and each Fund’s Prospectus as, in the light of future developments, shall, in the opinion of the Trust’s counsel, be necessary in order to have the Registration Statement and each Fund’s Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the Registration Statement or each Fund’s Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or any Fund’s Prospectus as the Trust may deem advisable. The Trust will also promptly notify the Distributor in writing in the event of any stop order suspending the effectiveness of the Registration Statement. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or any Fund’s Prospectus; and

3.

upon delivery of Deposit or Fund Securities to an Authorized Participant in connection with a purchase or redemption of Creation Units, the Authorized Participant will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims and that such Fund and Deposit Securities will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

8. Duration, Termination and Amendment.

(a) This Agreement shall become effective on the date a Fund is first offered for sale and shall continue in effect through the period ending two years from such date, and thereafter from year to year, provided such continuance is approved annually in accordance with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the SEC or its staff. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party or (ii) by vote of a majority of the outstanding voting securities of the Fund on at least sixty (60) days prior written notice or by the Distributor on at least one-hundred and twenty (120) days prior written notice. This Agreement shall automatically terminate without the payment of any penalty in the event of its assignment. As used in this paragraph, the terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person” shall have the respective meanings specified in the 1940 Act.

(b) No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties.

9. Notice. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Foreside:	(ii) If to the Trust:

Foreside Fund Services, LLC Attn: Legal Department Three Canal Plaza, Suite 100 Portland, ME 04101 Email: legal@foreside.com With a copy to: etp-services@foreside.com	Russell Investments Exchange Traded Funds Attn: General Counsel 1301 Second Avenue, 18th Floor Seattle, WA 98101 Email: legalnotices@russellinvestments.com

10. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the choice of laws provisions thereof.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, in order to effectuate the intended results of such invalid provisions.

13. Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy adequate to cover services provided by the Distributor hereunder.

14. Business Continuity and Information Security. The Distributor will at all times maintain a business contingency plan and a disaster recovery plan and will take commercially reasonable measures to maintain and periodically test such plans. The Distributor will implement such plans following the occurrence of an event which results in an interruption or suspension of the services to be provided by the Distributor.

The Distributor will maintain commercially reasonable information security systems and controls, which include administrative, technical, and physical safeguards that are designed to: (i) maintain the security and confidentiality of the Trust’s data; (ii) protect against any anticipated threats or hazards to the security or integrity of the Trust’s data, including appropriate measures designed to meet legal and regulatory requirements applying to the Distributor; and (iii) protect against unauthorized access to or use of the Trust’s data.

The Distributor will at all times employ a current version of one of the leading commercially available virus detection software programs to test the hardware and software applications used by it to deliver the services for the presence of any computer code designed to disrupt, disable, harm, or otherwise impede operation.

15. Confidentiality. During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. In the event Distributor becomes aware of critical vulnerabilities in any of its product(s) or platform(s) in which the Trust’s data is stored or through which the Trust’s data can be accessed, Distributor will use commercially reasonable efforts to remediate such vulnerabilities within 30 days or as promptly thereafter as reasonably practicable. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as provided by the other party or as required by law. Upon termination of this Agreement for any reason, or as otherwise requested by the Trust, all Confidential Information held by or on behalf of Trust shall be promptly returned to the Trust, or an authorized officer of the Distributor will certify to the Trust in writing that all such Confidential Information has been destroyed. This section 15 shall survive the termination of this Agreement. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by the SEC or other governmental regulatory agency with jurisdiction over the parties hereto or (ii) requested to do so by the other party; provided that in the event of (i), the disclosing party shall, unless prohibited by law, give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and shall reasonably cooperate with the other party (at such other party’s expense). The parties agree that the procedures and restrictions set forth immediately above shall not apply to disclosures of Confidential Information to the receiving party’s applicable regulatory authorities in connection with routine regulatory examinations or requests for information, with respect to which the receiving party shall be permitted to disclose such Confidential Information to the extent necessary to respond to such examinations or requests.

16. Limitation of Liability. This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of the Trust, or any other Fund of the Trust. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund of the Trust shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of that Fund.

17. Use of Names; Publicity. The Trust shall not use the Distributor’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, other than for the purpose of merely identifying and describing the functions of the Distributor hereunder, in a manner not approved by the Distributor in writing prior to such use, such approval not to be unreasonably withheld. The Distributor hereby consents to all uses of its name required by the SEC (including in the Trust’s Registration Statement), any state securities commission, or any federal or state regulatory authority.

The Distributor shall not use the name “Russell”, “Russell Investments Exchange Traded Funds” or “Russell Investments” in any offering material, shareholder report, advertisement or other material relating to the Distributor, in a manner not approved by the Trust in writing prior to such use; provided, however, that the Trust shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

The Distributor will not issue any press releases or make any public announcements regarding the existence of this Agreement without the express written consent of the Trust.

Neither the Trust nor the Distributor will disclose any of the economic terms of this Agreement, except as may be required by law.

18. Exclusivity. Nothing herein contained shall prevent the Distributor from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles.

19. Governing Language. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

20. Names. The obligations of the Trust or a Fund entered into in the name or on behalf thereof by any trustee, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, representatives or agents of the Trust or such Fund personally, but bind only the assets of the Trust or such Fund, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or such Fund for the enforcement of any claims against the Trust or such Fund. No Fund shall be liable for any claims against any other Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

Foreside Fund Services, LLC		Russell Investments Exchange Traded Funds

By:	/s/Teresa Cowen	By:	/s/Kari Seabrands
Name:	Teresa Cowen, President	Name:	Kari Seabrands
Title:		Title:	Treasurer, CAO and CFO
Date:	2.26.25	Date:	February 27, 2025

EXHIBIT A

U.S. Small Cap Equity Active ETF

International Developed Equity Active ETF

Global Equity Active ETF

Emerging Markets Equity Active ETF

Global Infrastructure Active ETF

A-1